As filed with the Securities and Exchange Commission on May 12, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sonos, Inc.
(Exact name of registrant as specified in its charter)

Delaware	03-0479476
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Sonos, Inc.
614 Chapala Street
Santa Barbara, CA 93101
(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
(Full title of the plans)

Patrick Spence
Chief Executive Officer
Sonos, Inc.
614 Chapala Street
Santa Barbara, CA 93101
(805) 965-3001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Zachary R. Blume Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Edward Lazarus Chief Legal Officer and Corporate Secretary Sonos, Inc. 614 Chapala Street Santa Barbara, CA 93101 (805) 965-3001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share
- Reserved for future issuance under the 2018 Equity Incentive Plan	7,702,254 (2)	$36.14 (3)	$278,359,459.56 (3)	$30,369.02
- Reserved for future issuance the 2018 Employee Stock Purchase Plan	3,080,901 (4)	$30.719 (5)	$94,642,197.82 (5)	$10,325.47
TOTAL	10,783,155	N/A	$373,001,657.38	$40,694.49

(1)		Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of the common stock of Sonos, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2)
Represents additional shares of the Registrant’s common stock automatically reserved and available for issuance under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) resulting from the annual “evergreen” increase in the number of authorized shares reserved and available for issuance under the 2018 Plan on January 1 of each of 2019 through 2028. The annual increase is equal to the lesser of (a) 5% of the number of shares of the Registrant’s common stock and common stock equivalents issued and outstanding on each December 31 immediately prior to the date of increase and (b) such number of shares determined by the Registrant’s board of directors.

(3)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $36.14 was computed by averaging the high and low prices of a share of the Registrant’s common stock as reported on The Nasdaq Global Select Market on May 10, 2021.

(4)
Represents additional shares of the Registrant’s common stock automatically reserved and available for issuance under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”) resulting from the annual “evergreen” increase in the number of authorized shares reserved and available for issuance under the 2018 ESPP on January 1 of each of 2019 through 2028. The annual increase is equal to 2% of the number of shares of the Registrant’s common stock and common stock equivalents issued and outstanding on each December 31 immediately prior to the date of increase; provided, that the Registrant’s board of directors or its compensation committee may in its sole discretion reduce the amount of the increase in any particular year.

(5)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is equal to 85% of $36.14, which was computed by averaging the high and low prices of a share of the Registrant’s common stock as reported on The Nasdaq Global Select Market on May 10, 2021. Under the 2018 ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant’s common stock on the offering date or the purchase date, whichever is less.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 7,702,254 additional shares of common stock under the 2018 Plan and 3,080,901 additional shares of common stock under the 2018 ESPP pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on August 2, 2018 (Registration No. 333-226516), February 7, 2019 (Registration No. 333-229558) and February 6, 2020 (Registration No. 333-236296).

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation	10-Q	001-38603	3.1	9/11/2018

4.2	Restated Bylaws	10-Q	001-38603	3.2	9/11/2018

4.3	Form of Common Stock Certificate	S-1	333-226076	4.01	7/6/2018

5.1	Opinion of Ropes & Gray LLP					X

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	2018 Equity Incentive Plan, and forms of agreement thereunder	10-Q	001-38603	10.02	2/5/2020

99.2	2018 Employee Stock Purchase Plan, and form of subscription agreement	S-1	333-226076	10.04	7/6/2018

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on May 12, 2021.

SONOS, INC.

/s/ Patrick Spence
Patrick Spence
Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick Spence and Brittany Bagley, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Name	Title	Date
/s/ Patrick Spence	Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2021
Patrick Spence
/s/ Brittany Bagley	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2021
Brittany Bagley
/s/ Karen Boone	Director	May 12, 2021
Karen Boone
/s/ Joanna Coles	Director	May 12, 2021
Joanna Coles
/s/ Thomas Conrad	Director	May 12, 2021
Thomas Conrad
/s/ Deirdre Findlay	Director	May 12, 2021
Deirdre Findlay
/s/ Julius Genachowski	Director	May 12, 2021
Julius Genachowski
/s/ Panos Panay	Director	May 12, 2021
Panos Panay
/s/ Michelangelo Volpi	Chairperson of the Board of Directors	May 12, 2021
Michelangelo Volpi